News Release

FOR IMMEDIATE RELEASE

For more information, contact:

Company:	Investors:
Deb Thornton	Todd Kehrli or Charles Messman
Unify Corp.	MKR Group, Inc.
(916) 218-4779	(323) 468-2300
deb@unify.com	unfy@mkr-group.com

UNIFY AND DAEGIS MERGE TO BECOME INDUSTRY’S
MOST COMPREHENSIVE eDISCOVERY COMPANY

Merger Unites Unify’s Archiving Technology with
Daegis’ eDiscovery Software, Services and Legal Expertise

ROSEVILLE, Calif. and SAN FRANCISCO, Calif., – June 29, 2010 – Unify Corp. (NASDAQ: UNFY), a global information management company, and Daegis, a leading eDiscovery solutions provider, today announced that they have merged. Together, the companies will deliver industry-first solutions that integrate information archiving with electronic discovery management to bring organizations flexibility, scalability and predictability across the entire litigation lifecycle.

Under the terms of the agreement, Unify will pay approximately $38 million in a combination of cash, seller financing and stock, detailed more fully below. For the twelve months ended April 30, 2010, Daegis generated approximately $23 million in revenue and $6.5 million in adjusted EBITDA.

By merging, Unify and Daegis will bring new solutions to market that uniquely address the convergence of archiving, information governance and eDiscovery. The combination of Unify’s archive repository and Daegis’ eDiscovery services and technology will facilitate a new level of data management and cost savings for corporate legal departments and law firms. Clients can strategically manage their data within the firewall and, by leveraging Daegis’ eDiscovery Analytics Consulting (eDAC), benefit from intelligent selection of responsive data early in the process. The integration of technologies will enable the preservation and repurposing of valuable attorney work product across multiple matters. These solutions will reduce costs, increase defensibility and furnish a blueprint for repeatable success across the Electronic Discovery Reference Model (EDRM).

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“With this merger we are capitalizing on a unique opportunity to leverage the strengths of both organizations to become a leader in the eDiscovery market,” said Todd Wille, CEO of Unify. “The combination of our industry leading archive solution and Daegis’ eDiscovery solution will align IT’s need for intelligent data selection with legal’s need for a defensible eDiscovery process. This is a milestone event for our customers, shareholders and employees as we create a larger, stronger and differentiated company in a fast growing market.”

“This merger addresses the future of the industry and opens up a world of possibilities by expanding our platform across the EDRM and into information governance and archiving,” said Kurt Jensen, CEO of Daegis. “We will be able to apply our expert driven search model, led by our eDiscovery Analytics Consulting team, at the onset of the litigation lifecycle. Our unique combination of technology and human expertise will help organizations proactively manage their data through an iterative, interactive and defensible process.”

“The focus of eDiscovery efforts in the coming years will shift to the development of tools and processes to allow corporate legal departments to cost effectively manage and review data inside the firewall,” said Jay Brudz, senior counsel for legal technology at GE. “This merger of Unify and Daegis is a big step in that direction, addressing the need for information management, combined with analytics, human capital expertise and workflow processes that are defensible, repeatable and efficient.”

Deal Terms & Guidance

Under the terms of the agreement, Unify has paid $24 million in cash, delivered $6.2 million in convertible promissory notes and issued approximately 2.1 million shares of its common stock to Daegis shareholders. Unify stockholders holding more than 50% of Unify’s outstanding common shares have by written consent approved the issuance of shares of Unify common stock at conversion of the convertible notes. Unify will promptly distribute an information statement regarding the written consent to its stockholders, and twenty days after the mailing of the information statement, the notes will be convertible into approximately 1.8 million Unify shares at the election of either Unify or the holders of the notes. Assuming conversion of the notes, Daegis shareholders will own approximately 27% of the outstanding common stock of Unify after the transaction. To finance the cash portion of the transaction, Unify has arranged for $30 million in senior and revolving debt financing from an affiliate of Hercules Technology Growth Capital (NASDAQ: HTGC).

Daegis has a diversified blue-chip customer base and a proven management team with over a 100 years combined experience in the eDiscovery domain. For the twelve months ended April 30, 2010, Daegis generated approximately $23 million in revenue and $6.5 million in EBITDA, a 28% EBITDA margin. Daegis has grown organically without outside investment and has delivered a 34% compound annual revenue growth rate since 2004. Unify expects Daegis to contribute approximately $23 million in revenue for the remainder of fiscal 2011, which began on May 1, 2010, and generate approximately 25% EBITDA margins. The transaction is expected to be immediately accretive to earnings per share.

Wille will serve as chief executive officer of the combined company, and Jensen will serve as executive vice president and chief operating officer.

Unify and Daegis Merge to Become Industry’s Most Comprehensive eDiscovery Company – Page 3

Advisors

St. Charles Capital originated and advised on the transaction and debt financing. K&L Gates LLP served as legal advisors for Unify. Farella Braun + Martel LLP served as legal advisors for Daegis.

Investor Conference Call

Wille and Jensen will host a conference call today, June 29, 2010, at 2:00 p.m. PT/5:00 p.m. ET to discuss the merger. The call can be accessed by dialing (877) 941-4775. Callers will be asked to provide their company name. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available over the Internet at www.unify.com in the Investor Relations section. A replay of the call will be available approximately two hours following the end of the call by dialing (800) 406-7325 and using the following passcode: 4324047#.

About Unify
Unify is an information management software company with industry-leading solutions for developing, migrating, and archiving applications and business data. Over 10,000 of the world’s most demanding companies trust Unify to help them preserve the information assets necessary to run their business. Unify is headquartered in Roseville, CA, with offices in Rutherford NJ, London, Munich, Calgary, Paris, Sao Paulo and Sydney. Visit www.unify.com, www.axsone.com or email info@unify.com.

About Daegis
Daegis is a leading electronic discovery and litigation support solutions provider with service offerings that span the litigation lifecycle. Its application, DocHunter, is the technological backbone of the company and offers an array of tools for early case assessment and culling, processing, hosted review and document production. Daegis also has an expansive professional services offering that includes data collection, eDiscovery Analytics, project management, cost-burden analysis and litigation readiness. In addition, Daegis offers document review services that are quality-assured, expertly managed, and competitively priced for maximum cost predictability. Visit www.daegis.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, including the integration of the Daegis business, the possibility that expected synergies may not be achieved, the leverage created by the senior and revolving debt incurred as part of the Daegis acquisition, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q.

Unify and Daegis Merge to Become Industry’s Most Comprehensive eDiscovery Company – Page 4

Important Information For Unify Investors And Stockholders

In connection with the transaction, Unify will file an information statement with the SEC. The information statement will be mailed to stockholders of Unify. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE INFORMATION STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIFY AND THE TRANSACTION. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.

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